UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2008

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
                        Officers; Compensatory Arrangements of Certain Officers.

    William J. Alcorn, Senior Vice President and Controller of J. C. Penney Company, Inc. (“Company”) and Senior Vice President, Controller and Chief Purchasing Officer of J. C. Penney Corporation, Inc., the Company’s wholly-owned operating subsidiary (“JCP”), has elected to retire effective June 3, 2008 after 37 years of service.  The Board of Directors of the Company has elected Dennis P. Miller, 55, as Senior Vice President and Controller of the Company effective June 3, 2008.  Mr. Miller has also been elected to serve as Senior Vice President and Controller of JCP effective June 3, 2008.  Mr. Miller has served as JCP’s Vice President, Director of Procurement and Strategic Sourcing, since October 2004.  Prior to that, Mr. Miller served as Senior Vice President and Chief Financial Officer of Eckerd Corporation, the Company’s former drugstore subsidiary, from 2001 to 2004.

    A copy of the press release announcing Mr. Alcorn’s retirement and Mr. Miller’s election is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)           Exhibit 99.1     J. C. Penney Company, Inc. News Release issued May 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Robert B. Cavanaugh Robert B. Cavanaugh Executive Vice President and
Chief Financial Officer

Date:  May 19, 2008

EXHIBIT INDEX

Exhibit Number                        Description

99.1                                           J. C. Penney Company, Inc. News Release issued May 19, 2008